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                                                                      EXHIBIT 12

                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

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
                                                                              Six Months Ended
                                                                  ---------------------------------------
                                                                  December 28,               December 29,
                                                                      1997                       1996
                                                                  ------------               ------------
Net income                                                        $           7,662     $          11,432

Add:
  Interest                                                                    9,042                 4,360
  Income tax expense and other taxes on income                                4,700                 7,000
  Fixed charges of unconsolidated subsidiaries                                  271                   324
                                                                  -----------------     -----------------
              Income as defined                                   $          21,675     $          23,116
                                                                  =================     =================

Interest                                                          $           9,042     $           4,360
Fixed charges of unconsolidated subsidiaries                                    271                   324
                                                                  -----------------     -----------------
              Fixed charges as defined                            $           9,313     $           4,684
                                                                  =================     =================

Ratio of earnings to fixed charges                                             2.33 x                4.94 x
                                                                  =================     =================
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